UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 North Main Street, Fairport, NY	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Current Report on Form 8-K filed by Vinco Ventures, Inc. (the “Company”) on October 15, 2021, at the Company’s 2021 Annual Meeting of the Stockholders held on October 14, 2021, the stockholders elected Lisa King, Roderick Vanderbilt, Michael J. DiStasio, Elliot Goldstein and Phillip A. McFillin as Directors of the Company. Each newly elected Director of the Company started serving on the Company’s Board of Directors effective October 19, 2021. In connection with the election the Directors, each Director will enter into a Board of Directors Agreement whereby each Director shall be entitled to (i) a quarterly fee of $29,000 and (ii) subject to vesting, 25,000 shares of the Company’s common stock, or restricted stock units (“RSUs”) per quarter and an additional 100,000 RSUs at the end of each one (1) year term, under the Company’s 2021 Equity Incentive Plan or its equivalent. The foregoing description of the Board of Directors Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Board of Directors Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The following events occurred on October 19, 2021:

Christopher Ferguson, tendered his resignation as (i) the Company’s Chief Executive Officer, effective October 25, 2021 and (ii) Chairman of the Board of Directors, effective October 19, 2021.

Brett Vroman, the Company’s Chief Financial Officer and Treasurer, tendered his resignation as an officer of the Company, effective November 4, 2021, and has accepted the position of Chief Financial Officer and Treasurer of Cryptyde, Inc., a wholly-owned subsidiary of the Company.

Lisa King has been appointed as the Company’s Chief Executive Officer and President, effective October 25, 2021. Ms. King has more than 25 years of professional experience as a senior marketing and branding leader, C-suite executive, and consultant. The Company and Ms. King are entering into an employment agreement to be effective as of October 25, 2021 (the “King Employment Agreement”).

Stephen Garrow has been appointed as the Company’s Chief Operating Officer, effective October 25, 2021. Mr. Garrow has been a Chief Executive Officer and Senior Professional Business Developer for over 25 years, with experience growing and building companies in a variety of different industries. The Company and Mr. Garrow are entering into an employment agreement to be effective as of October 25, 2021 (the “Garrow Employment Agreement”).

Philip Jones has been appointed as the Company’s Chief Financial Officer, effective November 4, 2021. The Company and Mr. Jones are entering into an employment agreement to be effective as of November 4, 2021 (the “Jones Employment Agreement”).

Each of Louis Foreman, Frank Jennings, Mary Ann Halford and Kevin J. O’Donnell, directors of the Company, tendered their resignation as directors of the Company, effective October 19, 2021.

The foregoing descriptions of the Form of King Employment Agreement, the Form of Garrow Employment Agreement and the Form of Jones Employment Agreement are not complete and are qualified in their entirety by reference to the full text such agreements, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Board of Directors Agreement
10.2	Form of Employment Agreement between the Company and Lisa King
10.3	Form of Employment Agreement between the Company and Stephen Garrow
10.4	Form of Employment Agreement between the Company and Philip Jones
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer